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                                                                   EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Storage Computer Corporation (the "Company") of our report dated February 25, 1998 on the financial statements of the Company as at December 31, 1997 and December 31, 1996 and for each of the years in the three year period ended December 31, 1997 appearing in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997.




Richard A. Eisner & Company, LLP

/s/ Richard A. Eisner & Company, LLP

Cambridge, Massachusetts
March 27, 1997